                                                  AMENDMENT No. 2
                                                      to the
                                     Amended and Restated DECLARATION OF TRUST
                                                        of
                                     OPPENHEIMER TRINITY LARGE CAP GROWTH FUND

         This Amendment  Number 2 is made as of June 24, 2002, to the Amended and Restated  Declaration of Trust of
Oppenheimer  Large  Cap  Growth  Fund  (the  "Trust"),  dated as of  September  12,  2001,  by the duly  authorized individual executing this Amendment on behalf of the Trustees of the Trust.

         WHEREAS,  the  Trustees  established  Oppenheimer  Large Cap Growth Fund as a trust fund under the laws of the  Commonwealth of  Massachusetts,  for the investment and  reinvestment of funds  contributed  thereto,  under a
Declaration  of Trust dated  January 14, 1998,  subsequently  amended and  restated as of April 27,  1998,  amended
March 15, 2001,  amended and restated as of September  12, 2001 and as amended  October 15, 2001 to change the name of the Fund to OPPENHEIMER TRINITY LARGE CAP GROWTH FUND.

         WHEREAS,  the  Trustees,  acting  pursuant  to Section 12 of ARTICLE  NINTH,  of the  Trust's  Amended and
Restated  Declaration  of Trust dated  September 12, 2001,  desire to change the  registered  agent of the Trust as established under the Amended and Restated Declaration of Trust dated September 12, 2001;

         NOW,  THEREFORE,  Article  First of the Trust's  Amended and Restated  Declaration  of Trust is amended by changing the registrant agent as follows:

         The Registered  Agent for Service of Process is CT Corporation  System,  101 Federal  Street,  Boston,  MA
02110.

Acting  pursuant to Section 12 of ARTICLE  NINTH,  the  undersigned  signs this  amendment  by and on behalf of the
Trustees.

                                                              Oppenheimer Trinity Large Cap Growth Fund

                                                              /s/ Katherine Feld
                                                              Katherine Feld,
                                                              Assistant Secretary

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